UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report  (Date of earliest event reported): July 22, 1997

                        Merit Behavioral Care Corporation
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


33-80987                                                      22-3236927
(Commission                                                 (IRS Employer
File Number)                                             Identification No.)


                 One Maynard Drive, Park Ridge, New Jersey    07656
               (Address of Principal Executive Offices)    (Zip Code)

                                (201) 391-8700
              (Registrant's telephone number, including area code)

                                       N/A
     (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS

         Merit Behavioral Care Corporation, one of the nation's largest managed behavioral healthcare organizations, has announced a corporate restructuring effective August 1, 1997 as described in the attached press release.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MERIT BEHAVIORAL CARE CORPORATION


                                              /s/ Arthur H. Halper
                                             -------------------------------
                                              Arthur H. Halper
                                              Executive Vice President and
                                              Chief Financial Officer


Date: July 29, 1997



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FOR IMMEDIATE RELEASE                                 Contact: Mafalda Arena
                                                               201/782-3260

               MERIT BEHAVIORAL CARE REORGANIZES TO MEET EXPANSION
                            OPPORTUNITIES CREATED BY
                        INTERNAL GROWTH AND ACQUISITIONS

        Arthur H. Halper Named President and Chief Operating Officer Richard C. Surles Named President, Advanced Clinical Delivery
         David Stone Named President, Employer & Union Division
 John A. Budnick Named Executive Vice President and Chief Financial Officer

Park Ridge, NJ -- July 22, 1997 -- In an effort to better meet the needs of its growing and diverse customer base, Merit Behavioral Care Corporation (MBC), one of the nation's largest managed behavioral healthcare organizations, has announced a corporate restructuring. The reorganization also comes as a result of the opportunities presented by the recently announced agreement to acquire CMG Health, Inc., another major behavioral health managed care company.

Three new operating divisions will be created under the restructuring: the Employer and Union Markets Division, HMO/Insurance Markets Division, and Public Sector Markets Division. The expansion of MBC's business in these industry segments has resulted in the need for dedicated resources to focus on service and quality for MBC's varied customers in each of these markets. Previously, the company had been organized to handle business and clinical operations on a functional basis.

In the new structure, Arthur H. Halper has been promoted to President and Chief Operating Officer (COO) of MBC and will continue to report to MBC Chairman and Chief Executive Officer, Albert S. Waxman, Ph.D.. Mr. Halper had served as Executive Vice President and Chief Financial Officer (CFO) since December, 1994. Reporting to Mr. Halper will be the new HMO/Insurance Markets and the Employer and Union Markets operating divisions. Mr. Halper also will oversee MBC's Business Operations unit, which includes the company's network management, information systems and claims administration functions, as well as finance and human resources.

Before assuming his responsibilities as CFO for MBC, Mr. Halper served as Executive Vice President of Mergers and Acquisitions and Corporate Regional Vice President of MBC's East Region, where he was responsible for the company's operations in that area. He began his work in the behavioral health industry in 1990 as COO of Achievement & Guidance Centers of America (AGCA), which was acquired by MBC in 1992. Prior to joining MBC, Mr. Halper held operating, finance and management positions with various companies in other service industries, as well as serving as an auditor with Coopers & Lybrand. Mr. Halper, a certified public accountant (C.P.A.), received his B.A. in Business Administration from Rutgers University. He resides in Voorhees, NJ.

Additionally, Richard C. Surles, Ph.D. now assumes the newly-created position of


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President, Advanced Clinical Delivery and will continue to report to Dr. Waxman.
Dr. Surles will have responsibility for the new Corporate Clinical Operations Division, which oversees all clinical systems and standards for the three operating divisions. He also will be responsible for the development of new clinical products and care delivery approaches, and will lead the Company's efforts to secure national behavioral health organization accreditation from the National Committee for Quality Assurance (NCQA). Chief Medical Officer John Docherty, M.D. will report to Dr. Surles and manage the Corporate Clinical Operations unit. Dr. Surles also will serve as MBC's Chief Executive for the Public Sector Market Division which represents the broadest challenge in the managed care industry today. Under Dr. Surles' leadership, MBC will achieve consistency in clinical policy and procedures across all operating divisions and geographical markets, while allowing for the flexibility to meet the unique and specific clinical demands of each market.

Dr. Surles joined MBC in 1995 as Executive Vice President of Service System Development, leading MBC's service delivery and systems designs efforts for its growing Medicaid business. Dr. Surles moved to the position of Executive Vice President, Operations in late 1995. From 1987 through 1994, Dr. Surles was New York State's Commissioner of Mental Health, responsible for the largest public mental health system in the United States. Before coming to New York, he directed Mental Health/Mental Retardation services for the City and County of Philadelphia. Previously, Dr. Surles was the commissioner of Vermont's Department of Mental Health and also held a variety of positions with the North Carolina Division of Mental Health. He earned his Ph.D. in Administration with a specialization in organizational behavior from the University of North Carolina.

Executive Vice President of Sales and Marketing David Stone becomes President of MBC's newly-created Employer and Union Markets Division, and will report to Mr. Halper. Corporate, union and government accounts will fall within this division. Mr. Stone, an MBC executive since 1992, was formerly the Chief Marketing Officer, and later President, of Personal Performance Consultants (PPC), a wholly-owned subsidiary of MBC. Previously, Mr. Stone was president of Assured Health Systems of Rye, NY, and Corporate Vice President for Marketing and Sales for Preferred Health Care of Wilton, CT., where he also served as director of clinical operations. Before joining Preferred in 1985, Mr. Stone had been admissions director at the New York University School of Social Work. Mr. Stone earned his B.A. at New York University, an M.S.W. at Columbia University and an M.B.A. at Pace University in New York.

Executive Vice President, Finance John A. Budnick has been promoted to Executive Vice President and Chief Financial Officer and will continue to report to Mr. Halper. Mr. Budnick joined MBC in 1994 with responsibilities for financial systems and operations for all of MBC's divisions. Previously, he served as
Director of Financial Planning for Medco Containment Services, Inc., was a controller for Graphic Scanning Corp., and worked as an accountant at Arthur Anderson & Co. Mr. Budnick, a C.P.A., received his B.A. in Business Administration from Georgetown University. He resides in Morganville, NJ.

"The pending CMG acquisition and the rapid growth of our business across all markets has MBC poised to assume an even greater leadership role in the industry. This restructuring will allow us to capitalize on this opportunity to provide higher quality, more responsive services," noted Dr. Waxman. "Art, Richard, David and John have been instrumental in MBC's success to date, and I am confident that their contributions in their new roles will be enormously


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beneficial to MBC as we move forward."

"This reorganization will enable us to bring our corporate resources together in a more strategic fashion, combining our sales and marketing, operations, account management and financial expertise into focused operating divisions to best serve our customers," added Mr. Halper. "Each operating unit will be dedicated to providing a comprehensive array of services to a specific segment of our client base."

All personnel changes are effective August 1, 1997, and the corporate reorganization will be completed by October 1, 1997. It is anticipated that the newly-created positions of Public Sector Markets President and HMO/Insurance Markets President also will be filled during this transition period.

MBC currently provides mental health and substance abuse services and employee assistance programs to more than 18 million people and 800 clients across all 50 states through a national network of 36,000 staff and network providers and facilities. Clients include corporations, union trusts, insurance carriers, HMOs, Blue Cross Blue Shield organizations and government entities.


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